      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 1999


                                                   REGISTRATION NO. 333-78425

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                        Post-Effective Amendment No. 1
                                      To

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                           ABM INDUSTRIES INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 --------------

                    DELAWARE                                  94-1369354
         (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NO.)

          160 PACIFIC AVENUE, SUITE 222
               SAN FRANCISCO, CA                                 94111
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                                 --------------

                           ABM INDUSTRIES INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                                 --------------

                               HARRY H. KAHN, ESQ.
             VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                           ABM INDUSTRIES INCORPORATED
                          160 PACIFIC AVENUE, SUITE 222
                             SAN FRANCISCO, CA 94111
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (415) 733-4000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                               LESLIE P. JAY, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                        OLD FEDERAL RESERVE BANK BUILDING
                               400 SANSOME STREET
                      SAN FRANCISCO, CALIFORNIA 94111-3143
                                 (415) 392-1122




================================================================================

                                    PART II



               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Explanatory Note



        The purpose of this Amendment is to add Exhibits 99.1, 99.2 and 99.3, which were erroneously omitted from the underlying registration statement.



Item 8.  Exhibits



        See the Exhibit Index on page 4 of this Amendment No. 1 to the Registration Statement.



                                   SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 27th day of May, 1999.


                                        ABM INDUSTRIES INCORPORATED
                                        (Registrant)


                                        /s/ WILLIAM W. STEELE
                                        ----------------------------------------
                                        William W. Steele
                                        President and Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Signature                               Title                          Date
Principal Executive Officer:


/s/ WILLIAM W. STEELE                   President and                  May 27, 1999
---------------------------------       Chief Executive Officer
William W. Steele


Principal Financial Officer:


/s/ DAVID H. HEBBLE                     Vice President                 May 27, 1999
---------------------------------       and Chief Financial Officer
David H. Hebble


Principal Accounting Officer:


/s/ VERNON E. SKELTON                   Controller and                 May 27, 1999
---------------------------------       Chief Accounting Officer
Vernon E. Skelton

Signature                               Title                  Date
Directors:

* Maryellen B. Cattani
-----------------------------------     Director               May 27 , 1999
Maryellen B. Cattani

* Linda Chavez
-----------------------------------     Director               May 27, 1999
Linda Chavez

* John F. Egan
-----------------------------------     Director               May 27, 1999
John F. Egan

* Luke S. Helms
-----------------------------------     Director               May 27, 1999
Luke S. Helms


-----------------------------------     Director               May __, 1999
Charles T. Horngren

* Henry L. Kotkins, Jr.
-----------------------------------     Director               May 27, 1999
Henry L. Kotkins, Jr.


-----------------------------------     Director               May __, 1999
Martinn H. Mandles

* Theodore Rosenberg
-----------------------------------     Director               May 27, 1999
Theodore Rosenberg

* William W. Steele
-----------------------------------     Director               May 27, 1999
William W. Steele

* William E. Walsh
-----------------------------------     Director               May 27, 1999
William E. Walsh


* By /s/ Harry H. Kahn
     ------------------------------
     Harry H. Kahn
     Attorney-in-Fact



A majority of the members of the Board of Directors.

                                  EXHIBIT INDEX


24.1* Power of Attorney (incorporated by reference to the exhibit of the same number filed in connection with Registration Statement No.
         333-78425).

99.1     Amendment No. 1 to the Employee Stock Purchase Plan.

99.2     Amendment No. 2 to the Employee Stock Purchase Plan.

99.3     Amendment No. 3 to the Employee Stock Purchase Plan.
